UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2007

TRIBEWORKS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-28675	94-337095
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2001 152ND AVENUE NE, REDMOND WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 458-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On July 11, 2007, Atlas Technology Group (US), Inc., a Delaware corporation (“Atlas US”), and a wholly owned subsidiary of Tribeworks, Inc., a Delaware corporation (the “Registrant”), and West Coast Opportunity Fund, LLC, a Delaware limited liability company (“WCOF”), completed the second closing (the “Second Closing”) of an equity and debt financing pursuant to a Securities Purchase Agreement, dated June 15, 2007, (the “Securities Purchase Agreement”) by and among the Registrant, Atlas US and WCOF. The terms of the Securities Purchase Agreement are detailed in Item 1.01 of Registrant’s Current Report on Form 8-K filed June 15, 2007.

Pursuant to the Securities Purchase Agreement, Atlas US agreed to issue and sell to WCOF two senior secured non-convertible promissory notes, an initial note in the amount of $2,500,000 (the “Initial Note”) was issued on June 15, 2007 and a second promissory note in the amount of $2,500,000 (the “Second Note” and together with the Initial Note, the “Promissory Notes”), was issued on July 11, 2007. Interest on the Second Note will be calculated at an annual rate of 5% and is due and payable bi-annually. Interest on the Second Note will increase to 7.5% upon the occurrence of one of the events of default of the Second Note or the Pledge and Security Agreement, dated June 15, 2007, by and among the Registrant, all of its subsidiaries and WCOF (the “Security Agreement”). These events of default are set forth in Item 1.01 of the Registrant’s Current Report on Form 8-K filed June 15, 2007. The Second Note must be paid in full by November 30, 2008.

Upon the issuance of the Second Note, the Registrant issued WCOF warrants (the “Warrants”) for the purchase of 3,250,000 shares of common stock of the Registrant. The Warrants are exercisable for a period of five years at a price of $2.60 per share. The Registrant is permitted to force the exercise of the Warrants if the Common Stock of the Registrant closes at a price above $10.00 per share for 20 out of 30 days, certain trading volume requirements are satisfied and the resale of the common stock underlying the Warrants has been registered with the U.S. Securities and Exchange Commission (the “SEC”) and such registration statement has been declared effective.

In connection with the Second Closing, the Registrant also issued and sold an additional 3,250,000 shares of Common Stock to WCOF for a purchase price of $1,000 upon the issuance of the Second Note. Pursuant to a registration rights agreement (the “Registration Rights Agreement”), the Registrant is required to register the resale of the shares of Common Stock and the resale of the shares underlying the Warrants (the “Registrable Securities”) with the SEC within ninety (90) days of June 15, 2007.

Pursuant to the terms of an escrow agreement (the “Escrow Agreement”) between Atlas US, WCOF and Wells Fargo Bank, N.A., upon the Second Closing the entire proceeds of the Second Note were placed into an escrow account and will not be released from escrow unless Atlas US, the Registrant or any of its subsidiaries enters into contracts with certain entities, totaling $5,000,000 in non-contingent future revenues prior to 5:00 p.m. on December 31, 2007.

In the event that Atlas US, the Registrant or any of its subsidiaries has not entered into the contracts described above, the amounts in the escrow account will be returned to WCOF and will be applied to the repayment of the Promissory Notes.

The foregoing description of the Second Note is qualified in its entirety by reference to the Second Note, a copy of which is filed as Exhibit 10.1, such Exhibit is incorporated by reference. The foregoing description of the Securities Purchase Agreement, the Security Agreement, the Escrow Agreement, the Registration Rights Agreement and the Warrants are qualified in their entirety by reference to the Securities Purchase Agreement, the Security Agreement, the Escrow Agreement, the Registration Rights Agreement, and the Warrants, copies of which are filed as Exhibits 10.1, 10.3, 10.5, 10.6 and 10.7, to the Registrant’s Current Report on Form 8-K filed June 15, 2007, and such Exhibits are incorporated herein by reference.

Section 2—Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 11, 2007, pursuant to the terms of the Second Note, Atlas US became obligated on a material direct financial obligation. The information in Item 1.01 is incorporated herein by reference.

Section 3—Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Securities Purchase Agreement and Second Note, on July 11, 2007 the Registrant issued 3,250,000 shares of Common Stock in exchange for a purchase price of $1,000, and the Registrant issued a promissory note in the amount of $2,500,000, and 3,250,000 Warrants in exchange for $2,500,000.

The resale of the Common Stock and shares underlying the Warrants will be registered pursuant to the terms of the Registration Rights Agreement between the Registrant and WCOF.

The issuance and sale of the Promissory Notes by Atlas US, and the issuance and sale of the Common Stock and Warrants by the Registrant (collectively, the “Securities”) were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D promulgated under the Securities Act. The Securities were issued directly by Atlas US and the Registrant, as applicable, and did not involve a public offering or general solicitation. WCOF is an “Accredited Investor” as defined in Rule 501 of Regulation D.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated July 11, 2007, between Atlas Technology Group (US), Inc. and West Coast Opportunity Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBEWORKS, INC.

Date: July 13, 2007	By: /s/ Peter B. Jacobson
Name: Peter B. Jacobson Title: Chief Executive Officer